Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
Broadgate Consultants, LLC
Alan H. Oshiki
(212) 232-2222
aoshiki@broadgate.com
Tarragon Corporation
William S. Friedman
(212) 949-5000
wfriedman@tarragoncorp.com
Tarragon Corporation Comments on Unusual Trading Activity

New York, July 25, 2007 — Tarragon Corporation (Nasdaq: TARR), a leading developer of multifamily housing for rent and for sale, today commented on unusual trading activity in its common stock that has occurred over the past two days and that has resulted in significant price volatility. Tarragon’s policy is not to respond to specific rumors or speculation in the market; however, there has been no material change to the Company’s business outlook, financial position or any other aspect of its business that would account for such trading activity.
     Tarragon Chairman and Chief Executive Officer William Friedman commented further, “We recently announced a sequential quarterly sales increase of nearly 100% in our Florida condominium conversion communities, demonstrating that we’re continuing to manage the challenges we face in that market. We’re also making excellent progress toward our 2007 debt reduction goals and expect to reduce consolidated and unconsolidated debt on condominium conversion communities by approximately $125 million and $130 million in debt on newly built, for-sale developments. Over the next few quarters, we expect to close sales of over $600 million of completed rental properties which are expected to generate over $450 million in debt repayment and approximately

$150 million in net cash proceeds as we execute our strategy to improve our balance sheet before, and after, the spin-off of our homebuilding business.”
Additional Information About the Spin-Off Transaction
     Tarragon has filed a preliminary proxy statement with the Securities and Exchange Commission related to the proposed pro rata, tax-free spin-off of its homebuilding business as an independent, publicly traded company. The transaction, which is subject to shareholder approval, is expected to be completed during the third quarter of 2007. Following the spin-off, Tarragon will change its name to Sage Residential, Inc. Sage will continue to operate its real estate services business, which provides asset and property management, leasing and renovation services to residential and commercial properties. Tarragon’s homebuilding and development business will be renamed Tarragon Corporation.
     A definitive proxy statement, which may contain additional or different information from that contained in the preliminary proxy statement, will be filed with the SEC and mailed to Tarragon’s stockholders prior to the stockholders’ meeting related to the spin-off transaction. Stockholders are urged to read carefully the definitive proxy statement, when it becomes available, as it will contain important information that stockholders should consider before making a decision about the spin-off transaction and related matters. In addition to receiving the definitive proxy statement from Tarragon in the mail, stockholders will be able to obtain the definitive proxy statement, when it becomes available, the preliminary proxy statement and other filings containing information about Tarragon, the spin-off transaction and related matters, without charge, at the SEC’s web site (http://www.sec.gov). Documents filed with the SEC by Tarragon will also be available free of charge at Tarragon’s web site (http://www.tarragoncorp.com). Stockholders may obtain copies of these documents without charge by requesting them in writing from Tarragon Corporation, 3100 Monticello Ave., Ste. 200, Dallas, TX, 75205, or by telephone at (214) 599-2200.
     Tarragon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Tarragon’s stockholders with respect to the proposed spin-off transaction. Information regarding any interests that Tarragon’s executive officers and directors may have in the transaction is set forth in the preliminary proxy statement and will be included in the definitive proxy statement, when it becomes available.
About Tarragon Corporation
     Tarragon Corporation is a leading developer of multifamily housing for rent and for sale. The Company’s operations are concentrated in the Northeast, Florida, Texas and Tennessee. To learn more about Tarragon Corporation, visit: www.tarragoncorp.com
Forward-looking Statements
     Information in this press release includes forward-looking statements made pursuant of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events could differ materially from those projected or contemplated by the forward-looking statements due to a number of factors, including, but not limited to, general economic conditions, interest rates, weather, the availability of financing for development and acquisition, risks associated with the proposed spin-off of the Company’s homebuilding division as described in the Company’s SEC filings relating to the transaction, and other risk factors outlined in the Company’s SEC reports, including its Annual Report on Form 10-K. The Company assumes no responsibility to update forward-looking information contained herein.
TARR-G
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